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MINNESOTA MUTUAL                                                                                                ANNUITY APPLICATION

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The Minnesota Mutual Life Insurance Company - Annuity Services - 400 Robert Street North - St. Paul, Minnesota 55101-2098
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For Group, Flexible Contributions, Deferred Annuity under Group 403(b) Contracts issued to the Church of the Nazarene, Board of
Pensions and Benefits USA and for a Group Variable Annuity Contract issued to the Church of the Nazarene Tax Sheltered Annuity Plan
Trust.
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A. PARTICIPANT (PLEASE PRINT)
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FULL NAME OF PARTICIPANT (EMPLOYEE)                              DATE OF BIRTH           AGE            SEX
                                                                                                        / / M  / / F
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ADDRESS                                                          TAXPAYER I.D. (SOCIAL SECURITY NUMBER OR EIN)

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CITY, STATE, ZIP CODE                                            OCCUPATION              DISTRICT AFFILIATION (IF ANY)

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B. SPOUSE (IF APPLICABLE)
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SPOUSE'S NAME                                                    DATE OF BIRTH           SEX            SOCIAL SECURITY NUMBER
                                                                                         / / M  / / F
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C. BENEFICIARY
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CLASS*        NAME                          RELATIONSHIP         DATE OF BIRTH           SEX            SOCIAL SECURITY NUMBER
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                                                                                         / / M  / / F
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                                                                                         / / M  / / F
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D. ANNUITANT'S EMPLOYER
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NAME                                                  ADDRESS                            CITY, STATE, ZIP CODE

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E. OPTION TYPE (PLEASE CHECK ONLY ONE BOX)            F. PURCHASE PAYMENT ACCOUNT ALLOCATION (USE FOR OPTION D OR E)
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/ / Option A - Flexible Benefit Options Account       Option D    Option E
/ / Option B - Limited Benefit Options Account        ___N/A__    ________% General (Not available for OPTION D)
/ / Option D - Group Variable Annuity Account         ________%   ________% Advantus Growth
    with a purchase payment account allocation        ________%   ________% Advantus Money Market
/ / Option E - TSA Limited Benefit Group Variable     ________%   ________% Vanguard Long Term Corporate
    Annuity Account with a purchase payment           ________%   ________% Vanguard Wellington
    account allocation                                ________%   ________% Advantus Index 500
                                                      ________%   ________% Fidelity Contrafund
PLEASE COMPLETE DISCLOSURE FORM ON THE                ________%   ________% Scudder International
REVERSE SIDE IF YOU CHOOSE OPTION D OR E.             ________%   ________% Janus Twenty
--------------------------------------------------    ________%   ________% Advantus Asset Allocation
The prospectuses for the Group Variable Annuity
Account and the Advantus Series Fund Inc., each      __________  __________
refer to a Statement of Additional Information.      TOTAL 100%  TOTAL 100%
Would you like us to send you a copy?
           / / Yes     / / No
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G. SPECIAL INSTRUCTIONS OR REMARKS
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H. SIGNATURES
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I represent that the statements and answers in this application are full, complete and true to the best of my knowledge.
I agree that they are to be considered the basis of any contract issued to me.
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SIGNATURE OF PARTICIPANT                                         EMPLOYER
X
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SIGNED AT (city, state)                              DATE        EMPLOYER SIGNATURE (Treasurer or Secretary of Board)   DATE
                                                                 X
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TO BE COMPLETED BY AUTHORIZED REPRESENTATIVE
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To the best of my knowledge this contract / / will / / will not replace or change an existing insurance or annuity contract.
I certify that a current prospectus was delivered. No written sales materials were used other than those furnished by the
Home Office. I have determined this to be a suitable investment based on my knowledge of the participant's investment objectives and financial circumstances.
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REPRESENTATIVE NAME (Print)                 REPRESENTATIVE SIGNATURE                AGENCY CODE         AGENT CODE
                                            X                                       2064                422
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THIS APPLICATION BECOMES EFFECTIVE ONLY UPON ITS ACCEPTANCE BY ASCEND FINANCIAL SERVICES, INC.
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ACCEPTED BY                                 DATE                CASE NUMBER         CERTIFICATE NUMBER
                                                                2856424 -
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97-9422 12-1997                            FOR OPTION D AND E, ALSO COMPLETE REVERSE SIDE
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                                             GROUP VARIABLE ANNUITY ACCOUNT DISCLOSURE
                        (MUST BE COMPLETED FOR OPTION D AND OPTION E - GROUP VARIABLE ANNUITY APPLICATION)

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I. INVESTMENT SUMMARY
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1. Are you or your spouse an employee or employed by an NASD firm?  / / YES  / / NO

2. Dependents:   / / Spouse   / / Children      Ages ________________

3. How was account acquired?  / / Unsolicited   / / Solicited

4. Current Approximate:  Annual Income $_____________ Assets $_____________ Debt $_____________ Tax Bracket _____________%

5. Other investments: (Exclusive of personal residence, automobile and this investment.)

      $_____________ Savings                                          $_____________ Balanced/Total Return Funds
      $_____________ Insurance Cash Value                             $_____________ Stock Funds
      $_____________ Real Estate                                      $_____________ Bond Funds
      $_____________ Business Interests                               $_____________ Individual Stocks
      $_____________ Retirement Funds                                 $_____________ Individual Bonds
      $_____________ Other _________________

6. Ranking of Investment Objectives                                7. Ranking of Investment Objectives
   (Rank 1-5 in order of importance):                                 (Rank 1-5 in order of importance):

          THIS INVESTMENT                                                    TOTAL PORTFOLIO (ALL INVESTMENTS)
      ___ Conservative Income/Capital Preservation                       ___ Conservative Income/Capital Preservation
      ___ Current Income                                                 ___ Current Income
      ___ Conservative Growth/Total Return                               ___ Conservative Growth/Total Return
      ___ Growth                                                         ___ Growth
      ___ Aggressive Growth                                              ___ Aggressive Growth

8. Risk tolerance of current investment                            9. Risk tolerance of total portfolio
   (Please select only one):                                          (Please select only one):

   / / Low Risk   / / Moderate Risk   / / High Risk                   / / Low Risk   / / Moderate Risk   / / High Risk
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J. PARTICIPANT SIGNATURE
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- I understand that the provisions of Section 403(b)(11) of the Internal Revenue Code restrict the timing of distributions from the tax sheltered annuity contracts such as that described in this application. Distributions are restricted to certain stated events such as: attained at age 59-1/2, separation from service, disability, death or hardship. I understand that the restrictions do not alter my contractual ability to transfer the accumulation values among the sub-accounts available under the contract or to exchange my TSA contract for another, provided that the transaction meets the requirements of the Code and that any required agreements, including those requiring the consent of the employer are executed prior to the transfer.

- I have received and had an opportunity to read a current copy of the Group Variable Annuity Account and the Advantus Series
  Fund Inc., Prospectuses for this investment prior to investing.

- I have been informed of all charges and expenses associated with this investment.

- I realize that this may be a long-term investment which should be held for a number of years. Surrendering in the short term may result in a loss.

- I am aware there is no assurance that the initial objective(s) of this investment will be achieved. Thus, when I ultimately surrender the investment, I may receive more or less than the amount I invested.

- I realize that the element of risk is inherent in any investment - what varies is the degree of risk. Generally, the greater the expected return, the greater the risk I must be willing to assume.

- Given my personal circumstances, this is a suitable investment.

I believe the information on this form is true and accurate to the best of my knowledge. I have read and agree with the above statements.
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SIGNATURE OF PARTICIPANT                                                        DATE
X
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- If more than one beneficiary is specified, indicate the class of each. All living Class 1 beneficiaries receive an equal share of the death proceeds. If no Class 1 beneficiaries are living, all living Class 2 beneficiaries receive an equal share and so on.

Class 1 beneficiaries are considered the primary beneficiaries.
Class 2 beneficiaries and so on, are considered the contingent beneficiaries.
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